                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

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    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        OLD KENT FINANCIAL CORPORATION
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              (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing
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paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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

OLD KENT LOGO
                      111 Lyon Street N.W.
                      Grand Rapids, Michigan 49503

                    Notice of Annual Meeting of Shareholders
--------------------------------------------------------------------------------

The annual meeting of shareholders of Old Kent Financial Corporation will be held in the Pantlind Ballroom of the Amway Grand Plaza Hotel, 187 Monroe Avenue N.W., Grand Rapids, Michigan, on Monday, April 21, 1997, at 10 a.m. local time, to consider and vote upon: (i) election of directors; (ii) approval of the Executive Incentive Bonus Plan; (iii) approval of the Executive Stock Incentive Plan of 1997; and (iv) such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 21, 1997, are entitled to notice of and to vote at the meeting or any adjournment of the meeting. The following proxy statement and enclosed proxy are being furnished to shareholders on and after March 1, 1997.

                                           By Order of the Board of Directors,

                                       /s/ Mary E. Tuuk

                                           Mary E. Tuuk
                                           Secretary

March 1, 1997

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.
                   EVEN IF YOU EXPECT TO ATTEND THE MEETING,
                  PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY.

PROXY STATEMENT
---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                         OLD KENT FINANCIAL CORPORATION

                                 APRIL 21, 1997

This proxy statement and the enclosed proxy are being furnished to holders of Common Stock, $1 par value, of Old Kent Financial Corporation ("Old Kent" or the "Corporation") on and after March 1, 1997, in connection with the solicitation of proxies by the Old Kent board of directors for use at the annual meeting of Old Kent shareholders to be held on April 21, 1997, and at any adjournment of that meeting. The annual meeting will be held in the Pantlind Ballroom of the Amway Grand Plaza Hotel, 187 Monroe Avenue N.W., Grand Rapids, Michigan, 49503, at 10 a.m. local time.

The purpose of the annual meeting is to consider and vote upon: (i) election of directors; (ii) approval of the Executive Incentive Bonus Plan; and (iii) approval of the Executive Stock Incentive Plan of 1997. If a proxy in the form distributed by Old Kent is properly executed and returned to Old Kent, the shares represented by that proxy will be voted at the annual meeting of Old Kent shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in this proxy statement, for approval of the Executive Incentive Bonus Plan, for approval of the Executive Stock Incentive Plan of 1997, and in accordance with the judgment of the persons named as proxies with respect to any other matter that may come before the meeting.

A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of Old Kent or by attending and voting at the annual meeting.

Solicitation of proxies will be made initially by mail. Old Kent's directors, officers and employees may also solicit proxies in person, by telephone or by facsimile without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. Old Kent has engaged Corporate Investor Communications, Inc. at an estimated cost of $5,500 to assist in solicitation of proxies from brokers and other nominee shareholders. All expenses of solicitation of proxies will be paid by Old Kent.

ELECTION OF DIRECTORS

The board of directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting to be held during the year indicated for each respective column:

         1998                    1999                   2000
--------------------------------------------------------------------
Robert L. Hooker          Richard L. Antonini   William P. Crawford
Patrick M. Quinn          William G. Gonzalez   James P. Hackett
Margaret Sellers Walker   Hendrik G. Meijer     Erina Hanka
                          Marilyn J. Schlack    Earl D. Holton
                                                Michael J. Jandernoa
                                                Fred P. Keller
                                                B. P. Sherwood, III

A plurality of the shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Old Kent board of directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

                      YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

APPROVAL OF EXECUTIVE INCENTIVE BONUS PLAN

Old Kent has for many years paid annual incentive bonuses to its executive officers pursuant to an annual incentive plan. Under that plan, the Personnel Committee and senior management establish a target award and a set of performance factors for each officer. A bonus may be paid in cash at the end of the year based on an assessment of performance against the designated factors.

The chief executive officer's annual incentive bonus under this plan has traditionally been based entirely on corporate performance. The annual incentive bonuses of other senior executive officers are based on allocations of corporate, business unit and individual performance components that vary from individual to individual. In 1996, 50% or more of the annual incentive bonuses of the executive officers named in the Summary Compensation Table in this Proxy Statement (the "Named Officers") were based on corporate performance. For this purpose, Old Kent's corporate performance is measured by its return on equity.

Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)" of the "Code"), which was adopted in 1993 and implemented in phases through 1997, limits to $1,000,000 the annual income tax deduction that may be claimed by a publicly held corporation for compensation paid to its chief executive officer and to the four most highly paid compensated officers other than the chief executive officer. Qualified "performance based" compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000.

The proposed Executive Incentive Bonus Plan (the "Bonus Plan") is intended to formalize Old Kent's existing bonus practice, to the extent that those bonuses are based on corporate performance, to permit relevant bonuses to be tax deductible under Section 162(m) while allowing, as nearly as practicable, the continuation of Old Kent's preexisting practices with respect to payment of incentive bonuses based on corporate performance. The Bonus Plan has been unanimously approved, and is recommended, by the Personnel Committee and the board of directors.

The Bonus Plan would permit the Personnel Committee to designate any officer or any key management employee of Old Kent or any of its subsidiaries (an undeterminable number of persons) as participants under the Bonus Plan. It is the intention of the Personnel Committee that participation in the proposed Bonus Plan in any year will be limited to those individuals who are expected to receive compensation for that year that would not be tax deductible under
Section 162(m). Because Section 162(m), by its terms, limits its application to a corporation's chief executive officer and four other most highly compensated executive officers, it is not presently expected that more than five officers will receive bonuses under the Bonus Plan in any year. Only one person will be a participant in the plan in 1997.

Old Kent intends to continue its established practice of paying annual incentive bonuses to officers under its existing annual incentive bonus plan, as that program may be modified by the Personnel Committee and the board of directors from time to time. Participants in the proposed Bonus Plan may also receive cash bonuses from Old Kent under that or other bonus programs. The Bonus Plan provides, however, that no payment under any other arrangement may be contingent upon failure to obtain the criteria for payment of an incentive bonus under the Bonus Plan.

The only person designated by the Personnel Committee for participation in the Bonus Plan in 1997 is David J. Wagner, Chairman of the Board, President and Chief Executive Officer of Old Kent. For 1997, Mr. Wagner's target bonus has been set at 60 percent of his $650,000 salary. The amount of bonus he will receive will depend on Old Kent's performance, as measured by its return on equity for the year, and is not presently determinable. The bonus payable to Mr. Wagner for 1997 may be as much as 150 percent of his target bonus, or as little as nothing, depending on Old Kent's performance. If the Bonus Plan had been in effect in 1996 and Mr. Wagner had been designated for participation in the Bonus Plan at the same level, he would have received an annual bonus under the Bonus Plan of $443,700, the same amount he did receive for 1996 under Old Kent's existing annual incentive plan. Mr. Wagner also received for 1996, and is eligible to receive in 1997, a separate bonus under a one-time incentive bonus program in connection with Old Kent's reengineering program.

The following is a summary of the principal features of the Bonus Plan. This summary is qualified in its entirety by reference to the terms of the Bonus Plan set forth in Appendix A to this proxy statement.

For each participant each year, the Personnel Committee must specify: (i) a target bonus; (ii) incentive bonus levels, expressed as a percent of the target bonus, to be paid to the participant at specified levels of performance; and
(iii) the applicable absolute or relative measurement of performance, including conditions and reduction factors, on which the ultimate amount of any incentive bonus will be based. Incentive bonus levels may be expressed either as a range of percentages of the target bonus that will be paid at specified levels of performance or as a mathematical formula determining the percentage of the target bonus payable at varying levels of performance.

Performance will be determined by reference to the return on equity of Old Kent. The Personnel Committee will determine the annual performance goal based on any one or any combination of: (i) the rank of Old Kent's return on equity among members of a peer group, (ii) a formula relating the return on equity of Old Kent to returns on equity of members of a peer group, or (iii) achievement by Old Kent of specified levels of return on equity, attainment of which are substantially uncertain when specified. The Personnel Committee will annually select a peer group consisting of a number of bank holding companies and will establish rules under which nonrepresentative members of the peer group may be eliminated from consideration for a particular year.

Payment of an incentive bonus to a participant for a year under the Bonus Plan is entirely contingent upon attainment of the performance goal established by the Personnel Committee for the participant for the year. The maximum bonus for any participant for a fiscal year may not exceed $1,000,000. The incentive bonus payable to a participant for a year will be paid as soon as feasible following final determination and certification by the Personnel Committee of the amount payable for the year.

The term of the Bonus Plan is through the first meeting of shareholders held in the year 2002, unless reapproved at the first meeting of shareholders in 2002 or any earlier year. Thereafter, the Bonus Plan will terminate unless reapproved not later than the first meeting of the shareholders in each fifth year following the year of the prior reapproval. The board of directors may terminate the Bonus Plan at any time.

The Bonus Plan may be amended by the board. An amendment to change the basis for the annual performance goals from return on equity to any other business criteria must be contingent on shareholder reapproval. An amendment adopted after the first 90 days of a year may not directly or indirectly increase the amount of any incentive bonus, or alter any element of the performance goal in a manner that will increase any incentive bonus, payable with respect to that year.

Mr. Wagner, and officers and key employees of Old Kent and its subsidiaries who could be designated to participate in the Bonus Plan in the future, could be considered to have an interest in the Bonus Plan. The Bonus Plan operates on a calendar year basis. Selection as a participant for a year is limited to that year and does not assure selection for any other year.

To qualify as performance-based compensation under sec.162(m), the material terms of the Bonus Plan must be approved by the shareholders of Old Kent. No compensation will be paid under the Bonus Plan unless the Bonus Plan is approved by the shareholders. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting on this proposal at the annual meeting is required to approve the Bonus Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted.

              YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                APPROVAL OF THE EXECUTIVE INCENTIVE BONUS PLAN.

EXECUTIVE STOCK INCENTIVE PLAN OF 1997

Stock options have been an important component to Old Kent's executive incentive programs for many years. Stock options are used to provide long term incentives for executives to achieve the long term goal of increasing shareholder value and to protect against too much emphasis on short term results.

The Personnel Committee and the board of directors believe that stock options, in the form historically granted by Old Kent, are inherently performance based compensation, in that they depend entirely on growth in stock price for their value. Old Kent's existing stock option plan, however, predates the effective date of Section 162(m) and regulations adopted by the Internal Revenue Service to interpret and implement that section. Any awards under the existing plan made after Old Kent's 1997 annual meeting would not qualify as "performance based" compensation under Section 162(m).

The Executive Stock Incentive Plan of 1997 (the "1997 Plan" or the "Plan"), which has been unanimously approved, and is recommended, by the Personnel Committee and the board of directors, would supplement Old Kent's existing stock plan and would permit the Personnel Committee to grant stock options that are expected to qualify as performance based compensation, exempt from possible loss of tax deduction under Section 162(m).

Old Kent's existing Stock Option Incentive Plan of 1992 (the "1992 Plan") will continue in effect. It is expected that options will continue to be granted under the 1992 Plan until that authorization is exhausted or the 1992 Plan expires. It is expected that options under the 1997 Plan will be awarded by the Personnel Committee to individuals it determines are reasonably likely to be subject to Section 162(m) limits during the term of the option awarded. However, if and when the remaining authorization under the 1992 Plan is exhausted, it is expected that options under the 1997 Plan will be awarded on a broader basis.

A maximum of 1,000,000 shares of Common Stock would be available for Incentive Awards under the Plan (subject to certain antidilution adjustments). Persons eligible to receive Incentive Awards under the Plan (with certain limitations discussed below) include corporate executive officers (15 persons as of December 31, 1996) and other corporate and subsidiary officers and key employees (an indeterminate number of persons) of Old Kent and its subsidiaries. Additional individuals may become executive officers, corporate or subsidiary officers, or key employees in the future and could participate in the Plan. Information concerning options granted under the 1992 Plan during 1996 appears later in this proxy statement in a table captioned "Option Grants in Last Fiscal Year." Although compensation policy is subject to change, it is presently expected that combined grants under the 1997 Plan and the 1992 Plan in 1997 will be generally consistent with grants in 1996. Because officers and key employees of Old Kent and its subsidiaries may receive Incentive Awards under the Plan, they may be considered to have an interest in the Plan. The Plan would not be qualified under Section 401(a) of the Code, and would not be subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the terms of the Plan set forth in Appendix B to this proxy statement.

The Plan would be administered by the Personnel Committee or such other committee as the board may designate for that purpose (the "Committee"). The Committee would make determinations, subject to the terms of the Plan, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person (subject to the limit specified in the Plan), the time of each grant, the terms and duration of each grant and all other determinations necessary or advisable for administration of the Plan. No participant may be granted, during any calendar year, Incentive Awards with respect to more than 10% of the total number of shares of Common Stock initially available for Incentive Awards under the Plan, subject to certain antidilution adjustments.

The principal stock option features of the Plan provide that Old Kent may grant to participants options to purchase shares of Common Stock at stated prices for specified periods of time. Options may qualify as incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or not ("Nonqualified Stock Options") as determined by the Committee. The present practice is to grant Nonqualified Stock Options. The Committee could award options for any amount of consideration, or no consideration, as may be determined by the Committee.

The Committee would set forth the terms of individual grants of stock options in stock option agreements. The stock option agreements would contain such terms, conditions and restrictions, consistent with the provisions of the Plan, as the Committee determines to be appropriate. Stock option agreements may provide for automatic regrants of options with respect to shares surrendered to Old Kent in connection with the exercise of an outstanding stock option. The stock option price per share would be determined by the Committee and would be a price equal to or higher than the par value of Common Stock on the date of grant. The exercise price of Incentive Stock Options must be at prices at least equal to the market value on the date of grant. The present practice is to grant all options at prices equal to the market value on the date of the grant. On February 7, 1997, the closing price of Common Stock on The Nasdaq Stock Market was $48.75 per share. When exercising all or a portion of a stock option, a participant could pay with cash or, with the consent of the Committee, with shares of Common Stock or other consideration. If shares of Common Stock are used to pay the exercise price and the Committee consents, a participant could use the value of shares received upon exercise for further exercises in a single transaction, permitting a participant to fully exercise a large stock option with a relatively small initial cash or stock payment. The Committee could also authorize payment of all or a portion of the stock option price in the form of a promissory note or installments on terms approved by the Committee.

Although the term of each stock option would be determined by the Committee, no stock option would be exercisable under the Plan after the expiration of 10 years from the date it was granted. Stock options generally would be exercisable for limited periods of time in the event a stock option holder dies, becomes disabled or is terminated without cause. If a stock option holder is terminated for cause, the stock option holder would forfeit all rights to exercise any outstanding stock options. If a stock option holder retires after age 55 and after completing 10 years of service, or as otherwise determined by the Committee, the option holder could exercise options for the shorter of 3 years or the remainder of the terms of the options, but only to the extent the participant is entitled to exercise the options on the date of retirement. If a stock option holder terminates employment due to consensual severance (as defined in the Plan), the Committee may, in its discretion, permit the participant to exercise options for a period of time not exceeding 3 years after such termination. Incentive Stock Options granted to participants under the Plan generally could not be transferred except by will or by the laws of descent and distribution. Nonqualified Stock Options would be transferable unless transfer is restricted by the terms of the grant.

For federal income tax purposes, a participant would not recognize income and Old Kent would not receive a deduction at the time an Incentive Stock Option is granted. A participant exercising an Incentive Stock Option would not recognize income at the time of the exercise. The difference between the market value and the exercise price would, however, be a tax preference item for purposes of calculating alternative minimum tax. Upon sale of the stock, as long as the participant held the stock for at least 1 year after the exercise of the stock option and at least 2 years after the grant of the stock option, the participant's basis would equal the exercise price, the participant would pay tax on the difference between the sale proceeds and the exercise price as capital gain, and Old Kent would receive no deduction for federal income tax purposes. If, before the expiration of either of the above holding periods, the participant sold shares acquired under an Incentive Stock Option, the tax deferral would be lost, the participant would recognize compensation income equal to the difference between the exercise price and the fair market value at the time of exercise, but not more than the maximum amount that would not result in a loss on the disposition, and Old Kent would receive a corresponding deduction for federal income tax purposes. Additional gains, if any, recognized by the participant would result in the recognition of short- or long-term capital gain.

Under current federal income tax laws, a participant would not recognize any income and Old Kent would not receive a deduction at the time a Nonqualified Stock Option is granted. If a Nonqualified Stock Option is exercised, the participant would recognize compensation income in the year of exercise equal to the difference between the exercise price and the fair market value on the date of exercise, and Old Kent would receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired would be increased by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

Old Kent could withhold from any cash otherwise payable to a participant or require a participant to remit to Old Kent an amount sufficient to satisfy federal, state and local withholding taxes and employment-related tax requirements. Tax withholding obligations may be satisfied by withholding Common Stock to be received upon exercise of an option or by delivery to Old Kent of previously owned shares of Common Stock.

In addition to stock options, the Committee could also grant stock appreciation rights and tax benefit rights that would be subject to such terms and conditions as the Committee determines. A stock appreciation right could relate to a particular option and could be granted at the same time or after a related option is granted. A stock appreciation right granted in tandem with a stock option would permit a participant to receive, in exchange for the right to exercise a related option, a payment from Old Kent in cash, stock or other consideration equal to the difference between the market value of the shares at the time of exercise of the stock appreciation right and the exercise price of such option. A tax benefit right is a cash payment received by a participant upon exercise of a stock option. The amount of the payment would not exceed the amount determined by multiplying the ordinary income realized by the participant (and deductible by Old Kent) upon exercise of a Nonqualified Stock Option, or upon a disqualifying disposition of an Incentive Stock Option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations plus the applicable state and local tax imposed on the exercise of the stock option or disqualifying disposition. Unless the Committee provides otherwise, the net amount of a tax benefit right, subject to withholding, could be used to pay a portion of the stock option price.

The board of directors may terminate the Plan at any time and may from time to time amend the Plan. No amendment may impair any outstanding Incentive Award without the consent of the participant except according to the terms of the Plan or Incentive Award. No termination, amendment or modification may become effective with respect to any Incentive Award outstanding under the Plan without the prior written consent of the participant holding the award unless the amendment or modification operates to the benefit of the participant. Subject to shareholder approval, the Plan would take effect on April 21, 1997, and, unless previously terminated by the board of directors, no awards could be made under the Plan after April 20, 2007.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on this proposal is required to approve the Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. No Incentive Awards will be granted under the Plan if it is not approved by the shareholders.

              YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
             APPROVAL OF THE EXECUTIVE STOCK INCENTIVE PLAN OF 1997

VOTING SECURITIES

Holders of record of Old Kent Common Stock at the close of business on February 21, 1997, will be entitled to vote at the annual meeting of shareholders on April 21, 1997, and any adjournment of that meeting. As of February 21, 1997, there were 45,644,664 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter presented for shareholder action.

The following table sets forth information concerning the number of shares of Common Stock held as of December 31, 1996, by the only shareholder who is known to Old Kent management to have been the beneficial owner of more than 5% of the outstanding shares of Common Stock as of that date:

                                                       AMOUNT AND NATURE OF
                                                      BENEFICIAL OWNERSHIP(1)
                                          -----------------------------------------------
                                            SOLE VOTING      SHARED VOTING       TOTAL
                                          AND DISPOSITIVE    OR DISPOSITIVE    BENEFICIAL    PERCENT
 NAME AND ADDRESS OF BENEFICIAL OWNER          POWER            POWER(2)       OWNERSHIP     OF CLASS
-----------------------------------------------------------------------------------------------------
Old Kent Bank
  111 Lyon Street, N.W.
  Grand Rapids, Michigan 49503 (3)           1,936,217         1,599,092       3,535,309       7.9%

-------------------------
Footnotes begin on page 8.

The following table shows certain information concerning the number of shares of Common Stock held as of December 31, 1996, by each of Old Kent's directors and nominees for director, each of the Named Officers and all of Old Kent's directors and executive officers as a group:

                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                ------------------------------------------------------------------
                                  SOLE VOTING       SHARED
                                      AND          VOTING OR                              TOTAL      PERCENT
                                  DISPOSITIVE     DISPOSITIVE     STOCK      DEFERRED   BENEFICIAL      OF
NAME OF BENEFICIAL OWNER             POWER         POWER(2)     OPTIONS(4)   STOCK(5)   OWNERSHIP     CLASS
-------------------------------------------------------------------------------------------------------------
R. L. Antonini                            -               -            -           -             -        *
J. M. Bissell                         8,227               -            -       1,933        10,160        *
J. D. Boyles                         36,751               -            -           -        36,751        *
W. P. Crawford                       10,080               -            -           -        10,080        *
R. M. DeVos, Jr.                      7,933               -            -           -         7,933        *
W. G. Gonzalez                          100               -            -           -           100        *
J. P. Hackett                             -             409            -           -           409        *
E. Hanka                                  -           1,346            -       1,795         3,141        *
E. D. Holton                          3,692           5,642            -      13,620        22,954        *
R. L. Hooker                          2,677           2,465            -           -         5,142        *
M. J. Jandernoa                       5,506               -            -           -         5,506        *
F. P. Keller                          6,724               -            -           -         6,724        *
J. P. Keller                          6,112               -            -           -         6,112        *
H. G. Meijer                            210           7,655            -           -         7,865        *
W. U. Parfet                          2,957               -            -           -         2,957        *
P. A. Pierre                              -           2,266            -           -         2,266        *
P. M. Quinn                             846               -            -           -           846        *
R. L. Sadler                         11,615         121,403       32,111      20,782       185,911        *
M. J. Schlack                         1,076               -            -           -         1,076        *
P. F. Secchia                        68,001           1,504            -       3,520        73,025        *
B. P. Sherwood, III                  55,266             181        4,977      22,434        82,858        *
D. J. Wagner                            701          40,880      104,906      28,855       175,342        *
M. Sellers Walker                         -               -            -           -             -        *
R. H. Warrington(6)                  18,770           2,730       14,710           -        36,210        *
T. D. Wisnom                         71,319           2,489       18,074      15,237       107,119        *
All directors and executive
 officers as a group                479,406         237,091      328,811     108,176     1,153,483     2.52%

-------------------------
 *  Less than 1%

(1) The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that are considered to be otherwise beneficially owned by that person. A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. These numbers do not include shares held in various fiduciary capacities through the trust departments of Old Kent Bank (Michigan) ("Old Kent Bank") or Old Kent Bank (Illinois), each an Old Kent subsidiary. Old Kent, Old Kent Bank, Old Kent Bank (Illinois) and their respective directors and officers disclaim beneficial ownership of shares held by the banks in fiduciary capacities.

(2) These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have substantial influence by reason of relationship. Shares held in fiduciary capacities by bank subsidiaries of Old Kent are not included unless otherwise indicated. The directors and officers of Old Kent may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by bank subsidiaries to some degree, but disclaim beneficial ownership of these shares.

(3) These numbers consist of shares held in various fiduciary capacities through the trust department of Old Kent Bank. Old Kent Bank also holds in various fiduciary capacities through its trust department a total of 1,878,430 shares over which it does not have or share voting or dispositive power. Old Kent Bank (Illinois), another subsidiary of Old Kent, also held a total of 121,984 shares in various fiduciary capacities through its trust department. Old Kent, Old Kent Bank and Old Kent Bank (Illinois) and their respective directors and officers disclaim beneficial ownership of these shares.

(4) These numbers include shares that may be acquired through the exercise of stock options. All stock options may be exercised within 60 days.

(5) The numbers shown in this column for officers represent shares credited to the officer's account under the Deferred Stock Compensation Plan. Under that plan, each officer is unconditionally entitled to receive stock at the end of a deferral period, but has no present voting or dispositive power over those shares. The numbers of shares shown in this column for directors who are not officers represent shares credited to the director's account under the Old Kent Directors' Deferred Compensation Plan. Under that plan, the director is unconditionally entitled to receive stock (or, at Old Kent's option, cash of equivalent value) upon termination of board service, but has no present voting or dispositive power of those shares.

(6) Includes 18,389 shares of restricted stock. Mr. Warrington has sole or shared voting power, but no present dispositive power, over these shares, and these shares are subject to forfeiture upon termination of employment under certain circumstances.

BOARD OF DIRECTORS

The Old Kent board of directors presently consists of 14 persons, 5 of whom are standing for reelection. Recent changes in inter-state banking law will enable Old Kent to consolidate its Michigan and Illinois banks into a single bank during 1997. Old Kent's structure after the merger will essentially mirror that of a one-bank holding company, allowing for increased operating efficiencies. To this end, the board of directors proposes to consolidate the Old Kent board of directors with that of its principle subsidiary, Old Kent Bank. The size of the board of directors will be increased to 23 and certain Old Kent Bank directors are nominated for election to the Old Kent board of directors at the annual meeting.

The board of directors is divided into three classes that are as nearly equal in number as possible. Except as provided below, each director is a member of a class that has a term of office of 3 years, with the term of office of one class expiring at the annual meeting of shareholders in each successive year.

Biographical information concerning nominees for election to the board of directors and existing directors whose terms of office will continue after the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over 5 years.

Nominees for Terms expiring in 1998

ROBERT L. HOOKER (age 66) is Vice Chairman and Chief Executive Officer of Mazda Great Lakes, a wholesale distributor of Mazda vehicles and parts. Mr. Hooker has been a director of Old Kent Bank since 1987. He is also a director of Autocam Corporation.

PATRICK M. QUINN (age 62) is the Chief Executive Officer and a director of Spartan Stores, Inc., a food wholesaler. Mr. Quinn has been a director of Old Kent Bank since 1988.

MARGARET SELLERS WALKER (age 61) is a Professor of Public Administration at Grand Valley State University. From 1987 to 1993, Ms. Walker was Assistant City Manager of the City of Grand Rapids, Michigan. Ms. Walker has been a director of Old Kent Bank since 1993.

Nominees for Terms expiring in 1999

RICHARD L. ANTONINI (age 54) is the Chairman, President and Chief Executive Officer and a director of Foremost Corporation of America, an insurance company. Mr. Antonini has been a director of Old Kent Bank since 1988.

WILLIAM G. GONZALEZ (age 56) is President and Chief Executive Officer of Butterworth Health Corporation, an integrated regional healthcare network providing health and medical services and managed care options. Mr. Gonzalez has been a director of Old Kent Bank since 1994.

HENDRIK G. MEIJER (age 45) is Co-Chairman of Meijer, Inc., a food and general merchandise retailer. Mr. Meijer has been a director of Old Kent Bank since 1989.

MARILYN J. SCHLACK (age 60) is the President of Kalamazoo Valley Community College. Dr. Schlack has been a director of Old Kent Bank since 1995.

Nominees for Terms Expiring in 2000

WILLIAM P. CRAWFORD (age 53) is President and Chief Executive Officer of Steelcase Design Partnership, a manufacturer of office systems, and subsidiary of Steelcase Inc. Mr. Crawford has been a director of Old Kent Bank since 1988.

JAMES P. HACKETT (age 41) has been a director of Old Kent since 1995. Mr. Hackett is President and Chief Executive Officer of Steelcase Inc., a manufacturer of office systems. He was Executive Vice President and Chief Operating Officer of Steelcase North America from August 1994 until December 1994, Executive Vice President of Steelcase Ventures from April 1994 until August 1994, and President of Turnstone (a Steelcase subsidiary) from August 1993 until April 1994. Previously, he served Steelcase in various other executive capacities.

ERINA HANKA (age 54) has been a director of Old Kent since 1995. Ms. Hanka is President of Suspa Inc., a manufacturer of gas cylinders for various applications within the automotive, office furniture, and electronics industries. Ms. Hanka served as a director of Old Kent Bank from 1988 until her election to the Old Kent board in 1995.

EARL D. HOLTON (age 63) has been a director of Old Kent since 1985. He is President of Meijer, Inc., a food and general merchandise retailer. Mr. Holton is also a director of CMS Energy Corporation.

MICHAEL J. JANDERNOA (age 46) has been a director of Old Kent since 1993. He is Chairman of the Board and Chief Executive Officer and a director, of Perrigo Company, a manufacturer and marketer of store brand health and personal care products. Mr. Jandernoa served as a director of Old Kent Bank from 1987 until his appointment to the Old Kent board in 1993.

FRED P. KELLER (age 52) is Chairman and Chief Executive Officer of Cascade Engineering, Inc., a manufacturer of plastic injection molded automotive, seating and container products. Mr. Keller has been a director of Old Kent Bank since 1987.

B. P. SHERWOOD, III (age 61) is Vice Chairman of the Board and Treasurer of Old Kent. He is also Chairman of the Board of Old Kent Bank (Illinois) (since July 1, 1994). He has been an Old Kent director since 1985 and has served Old Kent in various executive capacities since 1983.

Continuing Directors with Terms Expiring in 1998

JOHN D. BOYLES (age 62) has been a director of Old Kent since 1985. He is an attorney with the firm of Verspoor, Waalkes, Lalley, Slotsema & Talen, P.C.

RICHARD M. DEVOS, JR. (age 41) has been a director of Old Kent since 1994. He is President of Amway Corporation, a direct selling company which manufactures and markets home care, personal care and health and fitness products. He is also co-owner and Chairman of the Board of The Windquest Group, a multi-company management group, and, with his family, an owner of The Orlando Magic, a National Basketball Association franchise. Mr. DeVos served as a director of Old Kent Bank from 1987 until his appointment to the Old Kent board in 1994. He is also the President and a director of Amway Asia Pacific Ltd. and Chairman and a director of Amway Japan Limited.

JOHN P. KELLER (age 57) has been a director of Old Kent since 1988. He is President of Keller Group, Inc., a diversified manufacturer. Mr. Keller is also a director of A.M. Castle, Co.

ROBERT L. SADLER (age 61) is Vice Chairman of the Board of Old Kent and President and Chief Executive Officer of Old Kent Bank. Mr. Sadler was appointed President of Old Kent Bank on July 1, 1994, and Chief Executive Officer of Old Kent Bank on March 1, 1995. He has been a director of Old Kent since 1976 and has served Old Kent in various executive capacities since 1972.

DAVID J. WAGNER (age 42) is Chairman of the Board, President and Chief Executive Officer of Old Kent and Chairman of the Board of Old Kent Bank. Mr. Wagner was appointed by the board of directors to assume the position of President effective March 1, 1994, the position of Chief Executive Officer effective March 1, 1995, and the position of Chairman of the Board effective November 1, 1995. He has been a director of Old Kent since 1992. He was Executive Vice President of Old Kent from 1991 until 1994, President of Old Kent Bank from 1986 until 1994, Chief Executive Officer of Old Kent Bank from 1989 until 1995, and he has been a director of Old Kent Bank since 1986. Previously, he served Old Kent in various other executive capacities. Mr. Wagner is also a director of Autocam Corporation.

Continuing Directors with Terms expiring in 1999

JOHN M. BISSELL (age 66) has been a director of Old Kent since 1972 and was previously a director of Old Kent Bank from 1971. He is Chairman of the Board of BISSELL Inc., a manufacturer of homecare, healthcare and graphics products. Mr. Bissell is also a director of The Coastal Corporation.

WILLIAM U. PARFET (age 50) has been a director of Old Kent since 1987. He is Co-Chairman of MPI Research, a research laboratory conducting risk assessment toxicology studies. He was previously President and Chief Executive Officer of Richard-Allan Medical Industries, Inc., a manufacturer of surgical instruments and medical supplies. During 1993, he was Vice Chairman of The Upjohn

Company, a manufacturer of pharmaceutical, chemical and agricultural products. Mr. Parfet was President of The Upjohn Company from 1991 until 1993. Mr. Parfet is also a director of Pharmacia & Upjohn, Inc., CMS Energy Corporation, Stryker Corp. and Universal Foods Corp.

PERCY A. PIERRE (age 58) has been a director of Old Kent since 1992. He is Professor of Electrical Engineering at Michigan State University. He was previously Vice President for Research and Graduate Studies at MSU until 1995. Dr. Pierre is also a director of CMS Energy Corporation and Whitman Education Group, Inc.

PETER F. SECCHIA (age 59) has been a director of Old Kent since 1993. He is Chairman of the Board and a director of Universal Forest Products, Inc., a manufacturer and distributor of building supplies. From 1989 until 1993, he was United States Ambassador to Italy. Mr. Secchia previously served as a director of Old Kent Bank in 1988 and 1989.

The Old Kent board of directors has four standing committees:

     EXECUTIVE COMMITTEE. The Executive Committee may exercise all powers and authority of the board of directors in the management of the business and affairs of Old Kent, except to the extent that delegation is prohibited by law. Messrs. Bissell, Holton, Keller, Parfet, Sadler, Sherwood and Wagner presently serve on this committee. The Executive Committee did not meet during 1996.

     AUDIT COMMITTEE. The duties of the Audit Committee are to (i) cause suitable examinations of the financial records and operations of Old Kent and its subsidiaries to be made by the internal auditor of Old Kent through a program of continuous internal audits, (ii) recommend to the board of directors the employment of independent certified public accountants to audit the financial statements of Old Kent and its subsidiaries and make such additional examinations as the committee deems advisable, (iii) review reports of examination of Old Kent and its subsidiaries received from regulatory authorities, and (iv) report to the board of directors at least once each calendar year the results of examinations made and such conclusions and recommendations as the committee deems appropriate. Mr. Boyles, Mr. DeVos, Mr. Hackett, Ms. Hanka, Mr. Jandernoa, Dr. Pierre and Mr. Secchia serve on this committee. The Audit Committee met 4 times during 1996.

     PERSONNEL COMMITTEE. The Personnel Committee administers Old Kent's various officer and employee compensation, benefit and retirement plans. This committee also reviews key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the board of directors. Directors who are also employees of Old Kent or its subsidiaries and who may participate in the plans that this committee administers may not serve on this committee. Messrs. Bissell, Holton, Keller and Parfet are presently members of this committee. The Personnel Committee met 3 times during 1996.

     COMMITTEE ON DIRECTORS. The Committee on Directors proposes and considers suggestions as to candidates for the board of directors and reviews and recommends to the board modifications to the directors' retirement policy. Mr. Boyles, Mr. Holton, Mr. Jandernoa and Dr. Pierre presently serve on this committee. The Committee on Directors met 2 times during 1996. The Committee on Directors will consider candidates suggested by shareholders for nomination by the board of directors. A shareholder wishing to make a suggestion should submit that suggestion in writing to Mr. David J. Wagner, Old Kent's Chairman of the Board, President and Chief Executive Officer.

A shareholder of record of shares of a class entitled to vote at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors (an "Election Meeting") may make a nomination at the Election Meeting if, and only if, that shareholder has first delivered, not less than

120 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than 7 days following the date of notice of the Election Meeting in the case of a special meeting, a notice to the Secretary of Old Kent setting forth with respect to each proposed nominee: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of capital stock of Old Kent that are beneficially owned by the nominee; (iv) a statement that the nominee is willing to be nominated and to serve; and (v) such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee.

During 1996, the Old Kent board of directors held 7 meetings. All incumbent directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served during the year, except for Mr. DeVos who attended 55% and Mr. Jandernoa who attended 69%.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Personnel Committee of Old Kent's board of directors reviews Old Kent's key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the board of directors. Directors who are also employees of Old Kent or its subsidiaries do not serve on this committee.

Old Kent has engaged a nationally recognized compensation consulting firm to assist the Personnel Committee and the board of directors to formulate compensation policies and determine appropriate compensation levels. This firm reports directly to the Personnel Committee.

Superior financial performance is Old Kent's primary business objective. Long-term relative total return to shareholders is considered by Old Kent to be the primary measure of financial performance. Old Kent focuses on maintaining and improving its return on equity as a means of achieving the highest possible relative total return to shareholders.

For compensation purposes, Old Kent compares itself to a peer group of companies that is selected annually at the beginning of the year based on the recommendations of its consulting firm and may change from year to year. The peer group selected for 1996 included 30 regional bank holding companies with assets in the $7.4 billion to $23.6 billion range as of December 31, 1995, with emphasis placed on regional bank holding companies. For comparison purposes, the companies with the highest and lowest returns on equity are eliminated. The Personnel Committee may eliminate or substitute members of the group if, as a result of an acquisition or other extraordinary transaction, they are no longer considered to be representative. Of these 30 companies, 20 are included among the companies comprising the KBW 50 Index presented in the Stock Performance Table below. For the year ended December 31, 1996, Old Kent's return on equity was 15.86%, compared to a median return on equity of 15.64% for other members of the peer group. Old Kent's return on equity was the 14th highest of the 28 companies included in its peer group for comparison purposes.

The Personnel Committee has broad discretionary authority to determine and recommend compensation and benefits. The Personnel Committee intends base cash compensation and benefits to be competitive. Base compensation is considered to be competitive if it is at or near the 50th percentile. To attract and retain management talent, the Personnel Committee generally seeks to provide base compensation and benefits at or near the 50th percentile of the peer group, although the Personnel Committee may approve higher or lower compensation or benefits if it considers deviation from the norm to be appropriate.

Old Kent also provides short- and long-term incentive compensation programs to encourage superior performance. It is Old Kent's policy that above average compensation will be paid for above average performance.

Annual bonuses under Old Kent's short-term incentive compensation program are intended to reward executives for achieving specific goals, motivate executives to work more effectively, and focus executives' attention on specific areas of major importance. Annual incentive bonuses may be paid, in cash, based on performance against specific corporate, business unit and individual criteria. Corporate performance is measured entirely by return on equity. Business unit performance is measured against specific criteria that vary widely from unit to unit. These criteria are recommended by senior management and approved by the Personnel Committee at the beginning of each year, and may include factors such as net income growth, loan quality improvement, achieving increases in operating efficiency, and completion of specified strategic actions. Individual performance criteria are tailored to an individual's job description and relate to achieving specified goals in that position. Individual performance criteria are determined at the beginning of each year in a dialogue between the individual and a senior officer, and generally involve highly specific individual goals and tasks that vary widely from individual to individual.

The Chief Executive Officer's annual incentive bonus is based entirely on corporate performance. The annual incentive bonuses of other senior executive officers are based on allocations of corporate, business unit and individual performance components that vary from individual to individual based on position and function. The annual incentive bonuses of other executive officers named in this proxy statement are based on corporate performance (50-75%), business unit performance (25% if applicable), and individual performance (25%).

Each executive officer is assigned a target bonus amount at the beginning of each year. The amount of the target bonus is determined by the Personnel Committee, in its discretion, based in part on consultation with Old Kent's compensation consultants. Target bonuses in 1996 were equal to 60% of base compensation for the Chief Executive Officer and 45% - 50% of base compensation for all other continuing executive officers named in this proxy statement. At the end of each year, a bonus may be awarded to each executive officer in an amount that is equal to, greater than, or less than the target bonus based on a discretionary assessment of performance against the criteria previously specified for that officer. This evaluation considers corporate performance and, if applicable to an executive officer's specified performance criteria, business unit performance and individual performance. Under Old Kent's present policies, no executive officer may be paid a bonus that is greater than 150% of his or her target bonus.

In 1995, Old Kent adopted a one-time incentive performance plan in connection with its reengineering program. That plan was intended to motivate the participants in the reengineering program and reward team performance in achieving the goals of reengineering. Eligibility for this plan was limited to officers participating in Old Kent's 1995 annual short-term incentive plan. All continuing executive officers named in the Summary Compensation Table appearing in this proxy statement are participants in the plan. Each participant will be eligible to receive a supplemental cash bonus based on his or her target award under the 1995 short-term annual incentive plan. Each participant was awarded a bonus for 1996 equal to 50% of his or her 1995 target award because Old Kent's return on equity was in the second quartile of its peer group for 1996. If Old Kent's return on equity is in the second quartile of its peer group in 1997, each participant would receive a bonus equal to 50% of his or her 1995 target award. If return on equity in 1997 is in the top quartile, each participant would receive 75% of his or her 1995 target award in 1998.

Long-term incentives are provided to reward executives for achieving the long-term goal of increasing shareholder value and protect against too much emphasis on short-term results. All of Old Kent's long-term incentive programs involve stock options or stock awards. Stock ownership by senior executives is considered to be very important. Through use of stock as a basis for compensation, executives' long-term incentives are tied to shareholder value. It is Old Kent's practice to grant deferred stock compensation awards and stock option grants to senior officers annually at levels determined with reference to fixed percentages of base salary. The Chief Executive Officer generally has received an award of deferred stock having a value equal to 45% of his base salary and a grant of stock options having an aggregate exercise price equal to 60% of his base salary. Other executive officers named in this proxy statement generally have received awards of deferred stock or restricted stock having values of up to 40% of their base salaries and grants of stock options having aggregate exercise prices of up to 50% of their base salaries. All stock options are granted at prices equal to the fair market value of Common Stock at the date of grant. The Personnel Committee considers the level of such awards annually and generally seeks to maintain awards at consistent levels relative to cash compensation from year to year, although it retains discretion to alter those levels in any particular year.

Mr. Wagner's base salary for 1996 was fixed at a level that was intended to approximate the 50th percentile of base compensation paid to chief executive officers by other bank holding companies in Old Kent's peer group.

Mr. Wagner's annual incentive bonus for 1996 was based entirely on corporate performance. For this purpose, corporate performance was determined with reference to a comparison of Old Kent's return on equity to that of Old Kent's peer group and to predetermined target levels set by the Personnel Committee. The bonus paid to Mr. Wagner for 1996 was 123.25% of his target bonus.

Mr. Wagner's long-term incentive compensation included an award under the Deferred Stock Compensation Plan and a grant of stock options. His award under the Deferred Stock Compensation Plan was set at a level equal in value to 45% of his annual salary. The stock options granted to Mr. Wagner permit him to purchase shares that had an aggregate market value equal to 60% of his annual salary on the date of grant. These levels, which are consistent with Old Kent's established practice, were recommended by the Personnel Committee in its discretion after considering corporate performance, measured by return on equity, in the preceding year and the levels of such awards made to Mr. Wagner's predecessor in prior years.

Section 162(m) of the Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Personnel Committee and the Board of Directors view Section 162(m) as a consideration but not a constraint on compensation policy under present circumstances, and may approve compensation that is not tax deductible. The Executive Stock Incentive Plan of 1997 and the Executive Incentive Bonus Plan proposed for approval in this proxy statement are intended to provide elements of compensation that are exempt from Section 162(m) limits.

During 1996, all recommendations of the Personnel Committee were unanimously approved by the board of directors without modification.

                                          Respectfully submitted,

                                          John M. Bissell, Chairman
                                          Earl D. Holton
                                          John P. Keller
                                          William U. Parfet

STOCK PERFORMANCE

The following graph compares the cumulative total shareholder return on Old Kent Common Stock to the Standard & Poor's 500 Stock Index and the KBW 50 Index. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The KBW 50 Index is a market capitalization weighted bank stock index published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies, including 20 of the 30 regional bank holding companies in the peer group used by Old Kent for compensation purposes (see the Personnel Committee Report on Executive Compensation above). The Standard & Poor's 500 Stock Index and the KBW 50 Index both assume dividend reinvestment. Cumulative total return is measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.

                               STOCK PERFORMANCE
                             Five-Year Total Return

         Measurement Period
        (Fiscal Year Covered)                OKEN             KBW 50           S&P 500
1991                                              100.0             100.0             100.0
1992                                              151.4             127.4             107.6
1993                                              137.9             134.5             118.5
1994                                              144.7             127.6             120.0
1995                                              214.0             204.4             165.1
1996                                              269.2             289.1             203.1

The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                         OKEN     KBW 50    S&P 500
---------------------------------------------------
1991                     100.0    100.0     100.0
1992                     151.4    127.4     107.6
1993                     137.9    134.5     118.5
1994                     144.7    127.6     120.0
1995                     214.0    204.4     165.1
1996                     269.2    289.1     203.1

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Old Kent's compensation and benefit programs for its executive officers include the following components:

     SALARY. Old Kent's objective is to provide base pay at levels that are competitive with its peer group of bank holding companies.

     BONUS. All executive officers are participants in an annual incentive plan. Under that plan, the Personnel Committee and senior management establish a target award and a set of performance factors, which may include various elements of corporate, business unit and individual performance for each executive officer. A bonus may be paid in cash at the end of the year based on an assessment of performance against the designated factors.

     LONG-TERM INCENTIVES. To provide senior executive officers with long-term incentives, it is the practice of Old Kent to grant stock options and award shares as deferred stock compensation or restricted stock. Annual awards are determined by the Personnel Committee based on a percentage of each officer's base compensation and a discretionary evaluation of performance. All stock options are granted at prices equal to the fair market value of the subject stock at the date of grant. The purposes of these long-term incentives are to reward executives for achieving longer-term strategic goals, to retain executives, to protect against too much emphasis on short-term results, to provide a means for capital accumulation and to promote stock ownership.

     RETIREMENT BENEFITS. Old Kent provides all eligible employees retirement benefits under the qualified Old Kent Retirement Income Plan. In addition, employees are offered an opportunity to save for retirement, with savings supplemented by Old Kent, under the qualified Old Kent Thrift Plan. Supplemental, nonqualified programs are provided for executive officers. The objective of these programs is to provide retirement benefits and savings opportunities for executives in proportion to compensation without the constraints imposed by law on qualified plans.

     PERQUISITES. Old Kent's practice is to maintain a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed the lesser of either $50,000 or 10% of each executive officer's respective annual salary and bonus.

Old Kent's various compensation and benefit programs, and the levels of compensation and benefits provided under those programs, are described in more detail below.

The following table shows certain information concerning the compensation of each of Old Kent's five most highly compensated executive officers (including its Chief Executive Officer) in the year ended December 31, 1996, for services rendered during each of the three years in the period then ended:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                              COMPENSATION AWARDS
                                                            -----------------------
                                                                         NUMBER OF
                                                                         SECURITIES
                                  ANNUAL COMPENSATION       RESTRICTED   UNDERLYING
         NAME AND             ---------------------------     STOCK       OPTIONS        ALL OTHER
   PRINCIPAL POSITION(1)      YEAR   SALARY(2)   BONUS(2)   AWARDS(3)       (4)       COMPENSATION(5)
-----------------------------------------------------------------------------------------------------
David J. Wagner               1996   $600,000   $575,700     $277,095       9,948         $27,169
  Chairman of the Board,      1995    480,000    264,000      235,813      10,082          16,113
  President and Chief         1994    325,000    186,469      145,663      55,125          10,945
  Executive Officer
B.P. Sherwood, III            1996    360,000    305,600      147,810       4,977          17,631
  Vice Chairman of the        1995    335,000    184,250      146,266       5,865          11,329
  Board and Treasurer         1994    315,000    177,188      125,507       5,109          10,613
Robert L. Sadler              1996    360,000    298,175      147,810       4,977          17,757
  Vice Chairman of the        1995    335,000    188,437      146,266       5,865          11,386
  Board of Old Kent           1994    274,000    151,045      109,247       5,109           9,359
  and President and Chief
  Executive Officer of Old
  Kent Bank
Robert H. Warrington          1996    247,000    201,360      101,400       3,412          12,745
  Senior Executive Vice       1995    212,500    124,750       67,203       3,587           7,823
  President of Old Kent       1994    180,000     90,000      203,250       2,921           6,250
  and President of Old Kent
  Mortgage Company
Thomas D. Wisnom              1996    246,000    186,390      101,010       3,402          11,806
  Executive Vice President,   1995    230,000    116,438      100,547       4,028           7,804
  Community Bank              1994    214,000    120,380       85,365       3,472           7,269
  Administration

-------------------------
(1) Capacities indicated are with Old Kent unless otherwise stated. Capacities indicated are those in which a majority of compensation was paid.

(2) Includes compensation deferred under the Old Kent Thrift Plan, the Old Kent Executive Thrift Plan and the Old Kent Deferred Compensation Plan. Bonus includes an annual incentive bonus and a one-time incentive bonus in connection with Old Kent's reengineering program.

(3) Awards under the Deferred Stock Compensation Plan vest at the date of grant but participants have no right to the shares until 5 years after the date of grant. Participants in the Deferred Stock Compensation Plan also accrue earnings equal to dividends that would have been paid on shares deferred. Restricted stock awards vest after a number of years, not less than 3, specified in the award, subject to acceleration in certain circumstances. Officers who receive restricted stock awards are issued shares subject to forfeiture and receive dividends on those shares. The numbers of shares held or credited to the account of each named individual under these plans and the aggregate value of those shares as of December 31, 1996, are:

                                                                             AGGREGATE
                                       DEFERRED STOCK    RESTRICTED STOCK      VALUE
---------------------------------------------------------------------------------------
Mr. Wagner.........................        28,855                            $1,377,826
Mr. Sherwood.......................        22,433                             1,071,176
Mr. Sadler.........................        20,781                               992,293
Mr. Warrington.....................                           18,389            878,075
Mr. Wisnom.........................        15,236                               727,519

(4) The number of shares shown is adjusted to reflect a 5% stock dividend.

(5) All other compensation includes (a) Old Kent's matching contributions under the Old Kent Thrift Plan, (b) Old Kent's matching contributions under the Old Kent Executive Thrift Plan, and (c) amounts paid by Old Kent for term life insurance. The amounts included for each such factor are:

                                                               EXECUTIVE            LIFE
                                          THRIFT PLAN         THRIFT PLAN         INSURANCE
-------------------------------------------------------------------------------------------
Mr. Wagner..........................        $1,781              $24,070            $1,318
Mr. Sherwood........................         1,781               14,532             1,318
Mr. Sadler..........................         2,850               13,589             1,318
Mr. Warrington......................         1,781               10,042               922
Mr. Wisnom..........................         1,781                9,083               942

It is Old Kent's practice to award stock options annually to key policy-making members of management. Stock options have been an important component of Old Kent's executive compensation program for many years. Stock options are believed to help align the interests of senior management with the interests of shareholders by promoting stock ownership by executive officers and rewarding them for appreciation in the price of Old Kent's Common Stock. Stock options that were granted, exercised or outstanding during 1996 were granted under various stock option plans. All of Old Kent's stock option plans have been approved by Old Kent's shareholders.

Stock options entitle an executive to buy shares of Old Kent Common Stock during a specified time period at a specified price. Subject to restrictions imposed by the plans, the Personnel Committee in its discretion determines who will be granted options, how many shares will be the subject of options and the form of consideration that may be paid upon the exercise of an option. Although plan documents authorize stock appreciation rights, no stock appreciation rights were outstanding at the date of this proxy statement.

The following tables set forth information concerning stock options granted to and exercised by the specified individuals during the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                        -------------------------------------------------------
                                      PERCENT OF                                   POTENTIAL REALIZABLE VALUE
                        NUMBER OF       TOTAL                                      AT ASSUMED ANNUAL RATES OF
                        SECURITIES     OPTIONS                                      STOCK PRICE APPRECIATION
                        UNDERLYING    GRANTED TO       EXERCISE                          FOR OPTION TERM
                         OPTIONS     EMPLOYEES IN       PRICE        EXPIRATION   -----------------------------
NAME                    GRANTED(1)   FISCAL YEAR    (PER SHARE)(1)      DATE      0%        5%          10%
---------------------------------------------------------------------------------------------------------------
David J. Wagner            9,948         6.79%          $37.14        6/17/2006    0    $  232,355   $  588,837
B. P. Sherwood, III        4,977         3.40            37.14        6/17/2006    0       116,247      294,596
Robert L. Sadler           4,977         3.40            37.14        6/17/2006    0       116,247      294,596
Robert H. Warrington       3,412         2.33            37.14        6/17/2006    0        79,694      201,369
Thomas D. Wisnom           3,402         2.32            37.14        6/17/2006    0        79,460      201,961
Executive Group           49,367        33.71            37.14        6/17/2006    0     1,153,213    2,922,033
Non-Executive Officer
  Employee Group          97,082        66.29            37.14        6/17/2006    0     2,267,836    5,746,284

-------------------------
(1) The per share exercise price of each option is equal to the market value of Common Stock on the date each option is granted. All outstanding options were granted for a term of 10 years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement, or other termination of employment. All options are currently exercisable. All options permit the option price to be paid by delivery of cash or other shares of Common Stock owned by the option holder, including shares acquired through the exercise of options. The number of shares underlying options and the exercise prices have been adjusted to reflect a 5% stock dividend.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                                                     NUMBER OF
                                                                     SECURITIES           VALUE OF
                                                                     UNDERLYING         UNEXERCISED
                                                                    UNEXERCISED         IN-THE-MONEY
                                                                     OPTIONS AT          OPTIONS AT
                                                                      YEAR END            YEAR END
                                      NUMBER OF                   ----------------    ----------------
                                   SHARES ACQUIRED     VALUE        EXERCISABLE/        EXERCISABLE/
NAME                               ON EXERCISE(1)     REALIZED    UNEXERCISABLE(2)    UNEXERCISABLE(2)
------------------------------------------------------------------------------------------------------
David J. Wagner                             0                0        104,906            $2,056,965
Robert L. Sadler                            0                0         32,111               659,962
B. P. Sherwood, III                    21,371         $292,664          4,977                52,806
Robert H. Warrington                        0                0         14,710               246,937
Thomas D. Wisnom                            0                0         18,074               314,874

-------------------------
(1) The number of shares shown is the gross number of shares covered by options exercised. Officers may deliver other shares owned in payment of the option price, resulting in a smaller net increase in their share holdings.

(2) All options are presently exercisable.

All officers and employees of Old Kent who satisfy eligibility requirements are participants in the Old Kent Retirement Income Plan, a qualified defined benefit plan. The Code limits the maximum annual pension from a qualified plan. The executive officers named above and certain other management employees also participate in the Old Kent Executive Retirement Income Plan, a nonqualified retirement plan. Participants in the Executive Retirement Income Plan will receive supplemental retirement benefits equal to the difference between the benefits to which they are entitled under the Old Kent Retirement Income Plan and the benefits to which they would have been entitled under that plan as in effect on December 31, 1988, if those benefits were based on compensation, including compensation deferred by the executive, and if the annual limits on compensation and benefits and other applicable limits specified in the Code did not apply.

The following table illustrates the combined benefit levels of the Old Kent Retirement Income Plan and the Old Kent Executive Retirement Income Plan for Old Kent's executive officers if they retire at age 65 at the annual levels of average remuneration and years of service indicated:

                               PENSION PLAN TABLE

                                           YEARS OF BENEFIT SERVICE
      AVERAGE                     -------------------------------------------
REMUNERATION, AGE 65                 10         15         20      25 OR MORE
-----------------------------------------------------------------------------
     $  100,000                   $ 24,000   $ 36,000   $ 48,000    $ 60,000
        300,000                     72,000    108,000    144,000     180,000
        500,000                    120,000    180,000    240,000     300,000
        700,000                    168,000    252,000    336,000     420,000
        900,000                    216,000    324,000    432,000     540,000
      1,100,000                    264,000    396,000    528,000     660,000
      1,300,000                    312,000    468,000    624,000     780,000

The benefits shown in the table above will be reduced by 50% of primary social security payments. Compensation shown in the Summary Compensation Table above under the caption "Annual

Compensation" is representative of the most recent calendar year compensation used in calculating average remuneration for the Old Kent Retirement Income Plan and the Old Kent Executive Retirement Income Plan. As of December 31, 1996, Mr. Sherwood, Mr. Sadler and Mr. Wisnom each had 25 credited years of service (the maximum) under those plans, Mr. Wagner had 20, and Mr. Warrington had 9.

EXECUTIVE SEVERANCE AGREEMENTS

Old Kent has entered into executive severance agreements with the executive officers named in the Summary Compensation Table in this proxy statement. Each agreement provides severance benefits to the executive officer if, within 24 months after or 6 months before a "change of control" of Old Kent, Old Kent terminates the executive officer for reasons other than "cause," or the executive officer terminates the employment for good reason or because the successor company breaches the agreement. A "change of control" of Old Kent is deemed to have occurred if (i) any person or entity acquires beneficial ownership of 25% or more of the combined voting securities of Old Kent, (ii) the board of directors is not comprised of a majority of directors who were directors (or nominated to become directors) prior to the effective date of the change of control, (iii) Old Kent merges or consolidates with or into another entity where the voting securities of Old Kent fail to represent at least 60% of the voting power of the surviving entity, (iv) Old Kent sells or otherwise transfers assets or earning power totaling more than 50% of the assets or earning power of Old Kent (on a consolidated basis), or (v) Old Kent is completely liquidated or dissolved. An executive officer's termination of employment is for "good reason" if Old Kent or its successor assigns him duties materially inconsistent with his present duties, shifts his job location more than 50 miles, or reduces his base salary or participation in short- and long-term incentive, benefit and retirement plans. Each agreement has a 3-year term and is self-renewing for additional 1-year terms unless Old Kent notifies the executive officer of its termination of the agreement at least 6 months prior to its expiration. The Agreements provide severance benefits of a lump-sum payment equal to 3 years' salary and bonuses, plus health, deferred compensation, and retirement benefits for the 3-year period.

COMPENSATION OF DIRECTORS

Each director of Old Kent who is not compensated as an officer is paid an annual retainer of $17,000 and a fee of $1,000 for each meeting of the board of directors attended. Directors who serve on committees appointed by the board of directors are paid $1,000 for each committee meeting attended, and each committee chairman who is not compensated as an officer is paid an additional retainer of $4,000 per year. Directors are reimbursed for travel expenses for meetings attended. Each director of Old Kent may participate in the Old Kent Directors' Deferred Compensation Plan, a nonqualified deferred compensation program. This plan permits deferral of all or any portion of current directors' fees. Amounts deferred are credited with earnings as if the amounts had been invested as directed by plan participants from time to time among five funds substantially identical to the five funds available in the Old Kent Thrift Plan. One of those five funds is an Old Kent Common Stock fund. The amount accumulated by a director in the Old Kent Directors' Deferred Compensation Plan is paid upon the expiration of the director's term in a lump-sum or annual installments over a period of up to 10 years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Directors and officers of Old Kent and their associates were customers of and had transactions with subsidiaries of Old Kent in the ordinary course of business between January 1, 1996, and February 28, 1997. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Old Kent's directors and officers to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors and officers are required by Securities and Exchange Commission regulations to furnish Old Kent with copies of all Section 16(a) reports they file. Except as described below, based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Old Kent believes that, from January 1 through December 31, 1996, its directors and officers complied with all applicable filing requirements. Mr. Canepa failed to file 5 reports involving 9 transactions during 1993, 1994 and 1995 and filed late 1 report involving 4 transactions exempt from Section 16(b). All of these transactions were dividend reinvestment plan transactions. Ms. Hanka failed to include certain shares in her initial holdings reported on Form 3 and failed to report 3 exempt dividend reinvestment plan transactions involving those shares on her year-end Form 5 report. Mr. Sherwood filed late 1 report involving 1 exempt transaction. Each of these inadvertent omissions was corrected and applicable reports or amendments were filed promptly upon discovery.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The board of directors has selected Arthur Andersen LLP as Old Kent's principal accountant for 1997. Representatives of Arthur Andersen LLP will be present at the annual meeting, have an opportunity to make a statement and be available to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the annual meeting scheduled to be held on April 20, 1998, must be received by Old Kent by November 1, 1997, to be considered for inclusion in its proxy statement and form of proxy relating to that meeting. Proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8.

                                                                      APPENDIX A

                    OLD KENT EXECUTIVE INCENTIVE BONUS PLAN

                                   SECTION 1

                     Establishment of Plan; Purpose of Plan

1.1 Establishment of Plan. Old Kent Financial Corporation ("Company") hereby establishes the OLD KENT EXECUTIVE INCENTIVE BONUS PLAN ("Plan") for its corporate and Subsidiary officers and other key employees. The Plan provides for the payment of annual bonuses based upon the financial performance of the Company.

1.2 Purpose of Plan. The purpose of the Plan is to provide officers and key management employees of the Company and its Subsidiaries with increased incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of officers and key employees with the interests of the Company's shareholders through compensation goals based on financial performance, and to attract and retain officers and key employees of exceptional abilities. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted and administered to achieve that purpose.

1.3 Effective Date. The Plan is initially effective as of January 1, 1997. Adoption of this Plan by the Board and payment of Incentive Bonuses for 1997 shall be contingent upon approval by the shareholders of the Company. In the absence of such approval, this Plan shall be void.

                                   SECTION 2

                                  Definitions

The following terms have the stated definitions unless a different meaning is plainly required by the context:

2.1 Act. "Act" means the Securities Exchange Act of 1934, as amended.

2.2 Beneficiary. "Beneficiary" means the individual, trust, or other entity designated by the Participant to receive any amount payable with respect to the Participant under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant's Will is not effective for this purpose.

If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.

2.3 Board. "Board" means the Board of Directors of the Company.

2.4 Cause. "Cause" means: (a) the Participant's willful and continued failure to perform his or her duties with the Company after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has willfully failed to substantially perform his or her duties, and after the Participant has failed to resume substantial performance of his or her duties on a continuous basis within fourteen (14) calendar days of receiving such demand;
(b) the Participant's willfully engaging in conduct (other than conduct covered in (a) above) which is demonstrably and materially injurious to the Company, monetarily or otherwise; or (c) the Participant's having been convicted of a felony. For purposes of this provision, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interests of the Company.

2.5 Code. "Code" means the Internal Revenue Code of 1986, as amended.

2.6 Committee. "Committee" means the Personnel Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in the regulations under Section 162(m) of the Code.

2.7 Company. "Company" means Old Kent Financial Corporation, a Michigan corporation, and its successors and assigns.

2.8 Fiscal Year. "Fiscal Year" means the calendar year, or such other financial reporting and taxable year as a company may adopt.

2.9 Incentive Bonus. "Incentive Bonus" means an annual bonus awarded and paid to a Participant for services to the Company during a Fiscal Year that is based upon achievement of preestablished financial objectives by the Company.

2.10 Participant. "Participant" means an officer or key employee of the Company or its Subsidiaries who is designated as a Participant for a Fiscal Year.

2.11 Peer Group. "Peer Group" means a group of bank holding companies selected by the Committee as specified in Section 5.3.

2.12 Performance. "Performance" means the level of achievement by the Company of the financial performance criteria based on ROE established by the Committee pursuant to Section 5.2.

2.13 Return on Equity; ROE. "Return on Equity" and "ROE" means, for any Fiscal Year, the amount determined by dividing (a) a company's net income for that Fiscal Year by (b) that company's average total shareholders' equity during that Fiscal Year. If any material accounting principle is not consistently applied, either as to effective date or method of application, by members of the Peer Group, the Committee in its discretion, may adjust the ROE of the Company or any or all of the members of the Peer Group in order to provide consistent, or more consistent, application.

2.14 Subsidiary. "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

2.15 Surviving Spouse. "Surviving Spouse" means the spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the spouse.

2.16 Target Bonus. "Target Bonus" means the bonus goal established by the Committee for each Participant under Section 5.1(a).

                                   SECTION 3

                                 Administration

3.1 Power and Authority. The Plan shall be administered by the Committee. The Committee may delegate recordkeeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company. Except as limited herein, the Committee shall have all of the express and implied powers and duties set forth herein and shall have full authority and discretion to interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be effective as if it had been taken at a meeting. The Committee may make such other rules for the conduct of its business, and may adopt such other rules, policies, and forms for the administration, interpretation and implementation of the Plan, as it deems advisable. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

3.2 Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each individual who is or has been a member of the Committee, or delegated authority by the Committee, shall be indemnified and held harmless by the Company from and against any cost, liability, or expense imposed or incurred in connection with any act or failure to act under the Plan. Each such individual shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

                                   SECTION 4

                                  Eligibility

4.1 Participation. For each Fiscal Year, the Committee shall select the corporate and Subsidiary officers and other key employees who shall be Participants for the year. The Committee may limit the number of officers and key employees who will be Participants for a Fiscal Year.

4.2 Continuing Participation. Selection as a Participant for a Fiscal Year by the Committee is limited to that Fiscal Year. An eligible officer or key employee will be a Participant for a Fiscal Year only if designated as a Participant by the Committee for such Fiscal Year.

                                   SECTION 5

                                    Criteria

5.1 Selection of Criteria. The Committee shall preestablish performance goals for each Participant in the manner and within the time limits specified in this
Section 5. For each Participant for each Fiscal Year, the Committee shall specify:

     (a) Target Bonus. A Target Bonus, expressed as a percentage of the Participant's base salary or a specified dollar amount;

     (b) Incentive Bonus. The Incentive Bonus levels, expressed as a percent of the Target Bonus, that shall be paid to the Participant at specified levels of Performance;

     (c) Performance Measurement. The applicable measurement of Performance under Section 5.2; and

     (d) Conditions on Incentive Bonus. Any specific conditions under which an Incentive Bonus specified under (b) above may be reduced or forfeited (but not increased).

The Incentive Bonus levels specified under (b) above may be expressed either as
(i) a matrix of percentages of the Target Bonus that will be paid at specified levels of Performance, or (ii) a mathematical formula that determines the percentage of the Target Bonus that will be paid at varying levels of Performance.

5.2 Measurement of Performance. Performance shall be determined by reference to the Company's Return on Equity. Performance of the Company may be measured by:

     (a) Rank of ROE. The rank of the Company's Return on Equity among the Returns on Equity of the members of the Peer Group (for example, without limitation, Performance may be measured by reference to the percentile or quartile of the Company's ROE within the Peer Group);

     (b) Formula Relating to ROE. A formula which relates the Company's Return on Equity to the Returns on Equity of the members of the Peer Group (for example, without limitation, Performance may be measured by a formula that determines Incentive Bonus levels by reference to a percentage of the median of the Returns on Equity of the Peer Group);

     (c) Specified Levels of ROE. Achievement by the Company of specified, absolute levels of Return on Equity, provided that such levels are greater than zero and substantially uncertain when specified (for example, without limitation, a provision that an Incentive Bonus would be paid at a specified level if the Company's ROE exceeds a specified level); or

     (d) Combination. Any combination of (a), (b) and (c) above, applied directly or in the alternative.

5.3 Designation of Peer Group. The Committee shall select a Peer Group. The Peer Group shall consist of a number of specified bank holding companies selected by the Committee in its discretion. The Committee may also establish criteria for elimination of previously selected bank holding companies from the Peer Group during the Fiscal Year by reason of specific circumstances, determined in advance in the discretion of the Committee, which would cause a bank holding company's Return on Equity not to be representative. (For example, without limitation, the Committee may specify that bank holding companies with the highest and lowest Returns on Equity will be eliminated, or companies that experience extraordinary events such as mergers or acquisitions may be eliminated.)

5.4 Incentive Bonus Conditioned on Performance. Payment of an Incentive Bonus to a Participant for a Fiscal Year under this Plan shall be entirely contingent upon the Performance established by the Committee pursuant to this Section 5, the satisfaction of which is substantially uncertain when established by the Committee for the Fiscal Year.

5.5 Time of Determination by Committee. All determinations to be made by the Committee for a Fiscal Year pursuant to this Section 5 shall be made by the Committee during the first 90 days of each Fiscal Year.

5.6 Objective Standards. An Incentive Bonus shall be based solely upon objective criteria, consistent with this Section 5, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Incentive Bonus to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 5 of the Plan, it may not amend or waive such criteria after the 90th day of a Fiscal Year. The Committee shall have no authority or discretion to increase any Incentive Bonus, or to construct, modify or apply the measurement of Performance in a manner that will directly or indirectly increase the Incentive Bonus, for any Participant for any Fiscal Year above the amount determined by the applicable objective standards established within the first 90 days of the Fiscal Year.

                                   SECTION 6

                 Determination and Payment of Incentive Bonuses

6.1 Committee Certification. The Incentive Bonus for each eligible Participant for a Fiscal Year shall be determined on the basis of the Target Bonus and Performance criteria established by the Committee pursuant to Section 5 for the Fiscal Year. The Committee shall determine, and shall certify in writing prior to payment of any Incentive Bonus, that the Company Performance for the Fiscal Year satisfied the criteria established by the Committee for the year. Approved minutes of the Committee shall constitute sufficient written certification for this purpose.

6.2 Partial Year Performance Adjustments. The Incentive Bonus otherwise payable to a Participant for a Fiscal Year shall be adjusted as follows:

     (a) Termination of Employment. In the event of termination of the Participant's employment during the Fiscal Year, the full amount of the Incentive Bonus for that year shall be paid unless the Participant's employment was terminated for Cause or was voluntarily terminated by the Participant without the prior approval and consent of the Committee. In the event of termination of the Participant's employment under either of the latter circumstances, the amount of the Incentive Bonus paid to the Participant for the Fiscal Year shall be reduced by multiplying the amount of the Incentive Bonus that would be payable for the entire Fiscal Year by a fraction, the numerator of which is the total number of calendar months in which the Participant performed the duties of his or her regular employment, and the denominator of which is 12.

     (b) Extraordinary Events. In the event of a merger, consolidation, sale, exchange, reorganization, liquidation, recapitalization, dissolution, or other extraordinary transaction with respect to the Company or a substantial portion of the assets of the Company during a Fiscal Year which is judged by the Committee to render the performance of the Company for the remainder of the Fiscal Year insufficiently comparable to the Peer Group for fair application of the performance goals for the year, the Committee may determine that Incentive Bonuses for the Fiscal Year shall be based solely upon attainment of the established criteria by the Company for the portion of the Fiscal Year through the calendar quarter ending prior to the occurrence of the extraordinary event.

6.3 Maximum Incentive Bonus. The Incentive Bonus for any Participant for a Fiscal Year shall not, in any event, exceed $1,000,000.

6.4 Payment to Participant or Beneficiary. The Incentive Bonus of each Participant shall be paid to the Participant, or the Beneficiary of any deceased Participant, by the Company as soon as feasible following final determination and certification by the Committee of the amount payable.

                                   SECTION 7

                               General Provisions

7.1 Benefits Not Guaranteed. Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that an Incentive Bonus will be payable under the Plan.

7.2 No Right to Participate. Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating employee any contractual right to participate in or receive benefits of the Plan. No designation of an employee as a Participant for all or any part of a Fiscal Year shall create a right to an Incentive Bonus under the Plan for any other Fiscal Year. There is no obligation of uniformity of treatment of employees, eligible officers or Participants under the Plan.

7.3 No Employment Right. Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company or any Subsidiary will continue to employ any individual, and this Plan shall not be construed or applied as an employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company or any Subsidiary to determine the terms and conditions of employment of any Participant, officer, or other employee or to terminate the employment of any Participant, officer, or other employee with or without reason at any time.

7.4 No Assignment or Transfer. Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or hypothecate any amount or credit, potential payment, or right to future payments of any amount or credit, or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

7.5 No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements. A Participant may have other targets under other plans of the Company. However, no payment under any other plan or arrangement shall be contingent upon failure to attain the criteria for payment of an Incentive Bonus under this Plan.

7.6 Withholding and Payroll Taxes. The Company shall deduct from any payment made under this Plan all amounts required by federal, state, and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

7.7 Incompetent Payee. If the Committee determines that an individual entitled to a payment hereunder is incompetent, it may cause benefits to be paid to another individual for the use or benefit of the Participant or Beneficiary at the time or times otherwise payable hereunder, in total discharge of the Plan's obligations to the Participant or Beneficiary.

7.8 Governing Law. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

7.9 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the remaining provisions of the Plan shall not be affected, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

7.10 Construction. The singular includes the plural, and the plural includes the singular, and terms connoting gender include both the masculine and feminine, unless the context clearly indicates the contrary. Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in this Plan.

                                   SECTION 8

                           Termination and Amendment

The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company. No termination or amendment may impair the validity of, or the obligation of the Company to pay, any Incentive Bonus awarded for any Fiscal Year prior to the year in which the termination or amendment is adopted or, if later, is effective. No amendment adopted after the first 90 days of a Fiscal Year may directly or indirectly increase the amount of any Incentive Bonus, or alter the objective criteria in a manner which will increase any Incentive Bonus, for that Fiscal Year. Except as otherwise provided in this Plan and the applicable objective criteria established pursuant to this Plan for determining the amount of any Incentive Bonus for a Fiscal Year, no Incentive Bonuses shall be payable for the Fiscal Year in which the Plan is terminated, or, if later, in which the termination is effective.

                                   SECTION 9

                              Duration of the Plan

Subject to earlier termination by the Board, this Plan shall terminate without action by the Board as of the date of the first meeting of the shareholders in 2002 unless reapproved by the shareholders at that meeting or any earlier meeting. If reapproval occurs, the Plan will terminate as of the date of the first meeting of the shareholders in the fifth year following reapproval and each subsequent reapproval unless reapproved on or before the termination date. If the Plan terminates under this provision due to lack of reapproval by the shareholders, Incentive Bonuses shall not be paid for the Fiscal Year in which the Plan terminates.

                                                                      APPENDIX B

                         OLD KENT FINANCIAL CORPORATION
                     EXECUTIVE STOCK INCENTIVE PLAN OF 1997

                                   SECTION 1

                     Establishment of Plan; Purpose of Plan

1.1 Establishment of Plan. The Company hereby establishes the EXECUTIVE STOCK INCENTIVE PLAN OF 1997 (the "Plan") for its corporate and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights and Tax Benefit Rights.

1.2 Purpose of Plan. The purpose of the Plan is to provide officers and key management employees of the Company and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain officers and key employees of exceptional abilities. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted, administered and amended if necessary to achieve that purpose.

                                   SECTION 2

                                  Definitions

The following words have the following meanings unless a different meaning is plainly required by the context:

2.1 "Act" means the Securities Exchange Act of 1934, as amended.

2.2 "Board" means the Board of Directors of the Company.

2.3 "Change in Control," unless otherwise defined in an Incentive Award agreement, means an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (a) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;
(b) the failure at any time of the Continuing Directors to constitute at least a majority of the Board; or (c) any of the following occur: (i) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (ii) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (iii) any complete liquidation or dissolution of the Company; (iv) any reorganization, reverse stock split or recapitalization of the Company which would result in a Change in Control as otherwise defined in this Plan; or (v) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

2.4 "Code" means the Internal Revenue Code of 1986, as amended.

2.5 "Committee" means the Personnel Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in the regulations under Section 162(m) of the Code.

2.6 "Common Stock" means the Common Stock of the Company, par value $1 per share.

2.7 "Company" means Old Kent Financial Corporation, a Michigan corporation, and its successors and assigns.

2.8 "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any of its Subsidiaries which the Committee determines to be in the best interests of the Company.

2.9 "Continuing Directors" means the individuals who were either (a) first elected or appointed as a director prior to August 1, 1996, or (b) subsequently appointed as a director, if appointed or nominated by at least a majority of the Continuing Directors in office at the time of the nomination or appointment, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" (as the term is used in Rule 14a-11 of Regulation 14A issued under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.10 "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

2.11 "Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right or Tax Benefit Right to a Participant pursuant to the Plan.

2.12 "Market Value" shall equal the mean of the highest and lowest sales prices of shares of Common Stock reported on The NASDAQ Stock Market (or any successor exchange or system that is the primary stock exchange or system for trading of Common Stock) on the date of grant, or if The Nasdaq Stock Market (or any such successor) is closed on that date, the last preceding date on which The Nasdaq Stock Market (or any such successor) was open for trading and on which shares of Common Stock were traded.

2.13 "Participant" means a corporate officer or any key employee of the Company or its Subsidiaries who is granted an Incentive Award under the Plan.

2.14 "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

2.15 "Retirement" means the voluntary termination of all employment by the Participant after the Participant has attained 55 years of age and completed 10 years of service with the Company or any of its Subsidiaries or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

2.16 "Stock Appreciation Right" means any right granted to a Participant pursuant to Section 6 of the Plan.

2.17 "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

2.18 "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

2.19 "Tax Benefit Right" means any right granted to a Participant pursuant to
Section 7 of the Plan.

                                   SECTION 3

                                 Administration

3.1 Power and Authority. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company and its Subsidiaries. Except as limited in this Plan or as may be necessary to assure that this Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable.

3.2 Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitation set forth in Section 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

3.3 Amendments or Modifications of Awards. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award;
(b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award;
(d) accept the surrender of any outstanding Incentive

Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards.

3.4 Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

                                   SECTION 4

                           Shares Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, a maximum of 1,000,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares shall be authorized and may be either unissued or treasury shares.

4.2 Limitation Upon Incentive Awards. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 10% of the total number of shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in
Section 4.3 of the Plan. The purpose of this Section 4.2 is to ensure that the Plan provides performance-based compensation under Section 162(m) of the Code and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

4.3 Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the number and kind of securities subject to and reserved under the Plan, together with applicable exercise prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Awards, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, exchanged for a substitute Incentive Award or expires or terminates during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not delivered under such Incentive Award shall be available for other Incentive Awards. If shares subject to and otherwise deliverable upon the exercise of an Incentive Award are surrendered to the Company in connection with the exercise of an Incentive Award, the surrendered shares subject to the Incentive Award shall be available for other Incentive Awards.

                                   SECTION 5

                                 Stock Options

5.1 Grant. A Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion, may provide in the initial grant of a Stock Option for the subsequent automatic grant of additional Stock Options for the number of shares that are subject to the initial Stock Option and surrendered to the Company in connection with the exercise of the initial or any subsequently granted

Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

5.2 Stock Option Agreements. Stock Options shall be evidenced by stock option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. To the extent not covered by the stock option agreement, the terms and conditions of this
Section 5 shall govern.

5.3 Stock Option Price. The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or higher than the par value of the Company's Common Stock; provided, that the per share Stock Option price for any shares designated as incentive stock options shall be equal to or greater than 100% of the Market Value on the date of grant.

5.4 Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

5.5 Stock Options Granted to Ten Percent Shareholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

5.6 Limits on Exercisability. Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

5.7 Restrictions on Transferability.

     (a) General. Unless the Committee otherwise consents (before or after the option grant) or unless the stock option agreement or grant provides otherwise; (i) no incentive stock options granted under the Plan may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution; and
     (ii) all Stock Options that are not incentive stock options may be transferred, provided, that as a condition to any such transfer the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a market value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of the Stock Option. All provisions of a Stock Option which are determined with reference to the Participant, including without limitation those which refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

     (b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

 5.8 Termination of Employment.

     (a) General. If a Participant is no longer employed by the Company or its Subsidiary for any reason other than the Participant's Consensual Severance, Retirement, death, disability or termination for cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of 3 months after such termination of employment unless the terms of the applicable stock option agreement or grant provide otherwise, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination. For purposes of the Plan: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; and (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

     (b) Consensual Severance. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to Consensual Severance, the Committee may, in its sole discretion, permit the Participant to exercise his or her Stock Options in accordance with their terms and to the extent that the Participant was entitled to exercise the Stock Options on the date of termination for a period of time after such termination of employment as may be determined by the Committee, provided, that such period may not extend beyond the earlier of 3 years after the date of termination or the dates on which such Stock Options expire by their terms.

     (c) Retirement. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to Retirement, the Participant may exercise his or her Stock Options in accordance with their terms for a period of 3 years after such termination of employment unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of termination.

     (d) Disability. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to the Participant's disability, he or she may exercise his or her Stock Options in accordance with their terms for 1 year after he or she ceases to be employed unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such termination.

     (e) Death. If a Participant dies either while an employee or otherwise during a time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for a period of 1 year after such Participant's death to the extent that the Participant was entitled to exercise the Stock Options on the date of death but not beyond the original term of the Stock Options.

     (f) Termination for Cause. If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted him or her.

                                   SECTION 6

                           Stock Appreciation Rights

6.1 Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such Stock Appreciation Rights shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A Stock Appreciation Right may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Stock Appreciation Rights shall be subject to the same restrictions and conditions as Stock Options under subsections 5.6, 5.7 and 5.8 of the Plan. To the extent granted in tandem with a Stock Option, the exercise of a Stock Appreciation Right shall, in exchange for the right to exercise a related Stock Option, entitle a Participant to an amount equal to the appreciation in value of the shares covered by the related Stock Option surrendered. Such appreciation in value shall be equal to the excess of the Market Value of such shares at the time of the exercise of the Stock Appreciation Right over the option price of such shares.

6.2 Exercise; Payment. To the extent granted in tandem with a Stock Option, Stock Appreciation Rights may be exercised only when a related Stock Option could be exercised and only when the Market Value of the stock subject to the Stock Option exceeds the exercise price of the Stock Option. The Committee shall have discretion to determine the form of payment made upon the exercise of a Stock Appreciation Right, which may take the form of shares of Common Stock.

                                   SECTION 7

                               Tax Benefit Rights

7.1 Grant. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Stock Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a nonqualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the Stock Option or the disqualifying disposition.

7.2 Restrictions. A Tax Benefit Right may be granted only with respect to a stock option issued and outstanding or to be issued under the Plan or any other plan of the Company or its Subsidiaries that has been approved by the shareholders as of the date of the Plan and may be granted concurrently with or after the grant of the stock option. Such rights with respect to outstanding stock options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price or otherwise impair the Participant's existing stock options.

7.3 Terms and Conditions. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to stock options under the Plan or any other plan of the Company. The Committee may amend, cancel, limit the term of or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related Stock Option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the Stock Option price, unless otherwise provided by the Committee.

                                   SECTION 8

                               Change in Control

Without in any way limiting the Committee's discretion, the Committee may include in any Incentive Award provisions for acceleration of any vesting or other similar requirements or for the elimination of any restrictions upon Incentive Awards upon a Change in Control of the Company. The Committee may also include provisions for Participants to receive cash in lieu of outstanding Stock Options upon a Change in Control of the Company.

                                   SECTION 9

                               General Provisions

9.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of employees, Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

9.2 Withholding. The Company or a Subsidiary shall be entitled to (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award or any action related to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate.

9.3 Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.4 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards and such arrangements may be either generally applicable or applicable only in specific cases.

9.5 No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

9.6 Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 30 days while the termination for cause of that Participant's employment with the Company and its Subsidiaries is under consideration.

9.7 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

9.8 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                   SECTION 10

                           Termination and Amendment

The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

                                   SECTION 11

                    Effective Date and Duration of the Plan

This Plan shall take effect April 21, 1997, subject to approval by the shareholders at the 1997 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. No Incentive Award shall be granted under the Plan after April 20, 2007.

                                    [FRONT]

            OLD KENT FINANCIAL CORPORATION
PROXY       111 Lyon Street NW, Grand Rapids, Michigan 49503
            ANNUAL MEETING OF SHAREHOLDERS - APRIL 21, 1997

          The undersigned shareholder appoints David J. Wagner, B.P. Sherwood, III, and Mary E. Tuuk, or any of them, each with the power to appoint his or her substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters that come before the annual meeting of shareholders of Old Kent Financial Corporation referred to above or any adjournment of that meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS AND FOR APPROVAL OF EACH PROPOSAL IDENTIFIED ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.


                                                Please sign exactly as your
                                                name appears on this proxy.
                                                If signing for estates, trusts
                                                or corporations, title or
                                                capacity should be stated. IF
                                                SHARES ARE HELD JOINTLY, EACH
                                                HOLDER SHOULD SIGN.

                                                Signature X_____________________


                                                Signature X_____________________


                                                        Date_______________,1997

OLD KENT
  FINANCIAL CORPORATION

                         Annual Shareholders' Meeting

This year's annual meeting of shareholders will be held at 10:00 a.m. on Monday, April 21, 1997, in the Pantlind Ballroom at the Amway Grand Plaza Hotel in Grand Rapids, Michigan.

A map and complimentary parking pass are included on the card at right.

Please remove this panel and the parking pass before mailing your completed proxy in the postage-paid return envelope provided.

                                                                       OLD KENT
Parking Pass

Please present this ticket to the attendant at either of the following lots:

-  Old Kent Bank Parking Lot
   (adjacent to the bank, entrances on Monroe and Ottawa Avenues)

-  Amway Grand Plaza Hotel Valet Parking
   (Pearl Street entrance)

Old Kent Financial Corporation
Annual Shareholders' Meeting

Monday, April 21, 1997
10:00 A.M.

Pantlind Ballroom
Amway Grand Plaza Hotel
187 Monroe Avenue NW
Grand Rapids, Michigan

Please see map on back.

                                     [BACK]

1.       Election of Directors.

         [   ]   FOR all nominees listed below              [   ]   WITHHOLD AUTHORITY to
                 (except as indicated below)                        vote for all nominees listed below
                          Richard L. Antonini
                                                         Michael J. Jandernoa
                          William P. Crawford
                                                         Fred P. Keller
                          William G. Gonzalez
                                                         Hendrik G. Meijer                      YOUR BOARD OF DIRECTORS
                          James P. Hackett
                                                         Patrick M. Quinn                       RECOMMENDS THAT YOU VOTE FOR
                          Erina Hanka
                                                         Marilyn J. Schlack                     ALL NOMINEES.
                          Earl D. Holton
                                                         B. P. Sherwood, III
                          Robert L. Hooker
                                                         Margaret Sellers Walker



(Instruction: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)





2.       Proposal to Approve the Executive Incentive Bonus Plan.
         [   ]   VOTE FOR                            YOUR BOARD OF DIRECTORS RECOMMENDS
         [   ]   VOTE AGAINST                        THAT YOU VOTE FOR THIS PROPOSAL.
         [   ]   ABSTAIN



3.       Proposal to Approve the Executive Stock Incentive Plan of 1997.
         [   ]   VOTE FOR                            YOUR BOARD OF DIRECTORS RECOMMENDS
         [   ]   VOTE AGAINST                        THAT YOU VOTE FOR THIS PROPOSAL.
         [   ]   ABSTAIN



                IMPORTANT!  PLEASE DATE AND SIGN THE OTHER SIDE.